Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2019 Financial Results

New York, NY – November 1, 2019 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2019.

Total Company

•	Net income attributable to W. P. Carey of $41.3 million, or $0.24 per diluted share

•	AFFO of $224.2 million, or $1.30 per diluted share

•	2019 AFFO guidance range lowered and narrowed to $4.95 to $5.01 per diluted share, including Real Estate AFFO of $4.70 to $4.76 per diluted share

•	Quarterly cash dividend raised to $1.036 per share, equivalent to an annualized dividend rate of $4.144 per share

Business Segments

Real Estate

•	Segment net income attributable to W. P. Carey of $33.6 million

•	Segment AFFO of $212.9 million, or $1.23 per diluted share

•	Investment volume of $519.5 million year to date, including $456.4 million completed during the first nine months of 2019 and $63.1 million subsequent to quarter end

•	Active capital investment projects of $406.7 million, including $281.8 million committed at quarter end and $124.9 million sourced subsequent to quarter end

•	Capital investment projects totaling $114.4 million expected to be completed in the fourth quarter of 2019

•	Gross disposition proceeds of $95.7 million year to date, including $36.0 million completed during the first nine months of 2019

•	Portfolio occupancy of 98.4%

•	Weighted-average lease term of 10.3 years

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 1

Investment Management

•	Segment net income attributable to W. P. Carey of $7.8 million

•	Segment AFFO of $11.4 million, or $0.07 per diluted share

•	CWI 1 and CWI 2 announced subsequent to quarter end their proposed merger and intention to internalize management

Balance Sheet and Capitalization

•	Issued €500 million of 1.350% Senior Unsecured Notes due 2028

•	Utilized ATM program to raise $131.4 million in net proceeds during the third quarter, bringing net proceeds raised during the first nine months of 2019 to $523.5 million

•	Prepaid mortgage debt totaling $379.5 million during the third quarter, bringing mortgage debt prepaid during the first nine months of 2019 to $872.8 million

MANAGEMENT COMMENTARY

“In addition to our recent industrial sale-leaseback activity, we’ve been focused on building our pipeline of capital investment projects and further strengthening our balance sheet,” said Jason Fox, Chief Executive Officer of W. P. Carey. “By efficiently raising equity through our ATM, issuing unsecured debt and pro-actively pulling forward debt maturities, we’ve enhanced our credit profile and ensured we’re well-positioned for growth in a range of economic environments.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues, including reimbursable costs, for the 2019 third quarter totaled $318.0 million, up 51.9% from $209.4 million for the 2018 third quarter.

•
Real Estate: Real Estate revenues, including reimbursable costs, for the 2019 third quarter were $302.8 million, up 68.9% from $179.3 million for the 2018 third quarter, due primarily to additional lease revenues from properties acquired in the Company’s merger with CPA:17 on October 31, 2018 (the CPA:17 Merger) and net acquisitions. Lease termination income and other revenue for the 2019 third quarter included $8.3 million in proceeds from a bankruptcy claim on a prior tenant and the collection of $3.3 million in past-due rents resulting from the restructuring of certain leases on properties acquired in the CPA:17 Merger.

Note: While it has no impact on net income or AFFO, in accordance with Accounting Standards Update 2016-02, Leases (Topic 842), which the Company has adopted effective as of January 1, 2019, operating expenses reimbursed by tenants are included within lease revenues on the consolidated statements of income (for both current and prior year periods). Prior to that date the Company presented revenues excluding reimbursable costs.

•
Investment Management: Investment Management revenues, including reimbursable costs, for the 2019 third quarter were $15.3 million, down 49.2% from $30.1 million for the 2018 third quarter, due primarily to the cessation of asset management revenue previously earned from CPA:17, as well as lower structuring and other advisory revenues.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2019 third quarter was $41.3 million, down 46.6% from $77.3 million for the 2018 third quarter. Net income from Investment Management attributable to W. P. Carey decreased, due primarily to the cessation of Investment Management revenues and distributions previously earned from CPA:17. Net income from Real Estate attributable to W. P. Carey also decreased, due primarily to impairment charges totaling $25.8 million and loss on extinguishment of debt totaling $10.6 million recognized during the current period, partly offset by the impact of properties acquired in the CPA:17 Merger and net acquisitions, as well as proceeds recognized during the 2019 third quarter from a bankruptcy claim on a prior tenant. The increase in revenues from properties acquired in the CPA:17 Merger and acquisitions was partly offset by corresponding increases in depreciation and amortization, interest expense and property expenses.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2019 third quarter was $1.30 per diluted share, down 12.2% from $1.48 per diluted share for the 2018 third quarter. AFFO from the Company’s Real Estate segment (Real Estate AFFO) increased, due primarily to the accretive impact of properties acquired in the CPA:17 Merger and net acquisitions, as well as higher lease termination income and other revenue, partly offset by the dilutive impact of shares issued through our ATM program. AFFO from the Company’s Investment Management segment declined, due primarily to the cessation of Investment Management revenues and distributions previously earned from CPA:17.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on September 19, 2019 the Company’s Board of Directors declared a quarterly cash dividend of $1.036 per share, equivalent to an annualized dividend rate of $4.144 per share. The dividend was paid on October 15, 2019 to stockholders of record as of September 30, 2019.

AFFO GUIDANCE

•
For the 2019 full year, the Company has lowered and narrowed its AFFO guidance range and currently expects to report total AFFO of between $4.95 and $5.01 per diluted share, including Real Estate AFFO of between $4.70 and $4.76 per diluted share, based on the following revised key assumptions:

(i)	investments for the Company’s Real Estate portfolio of between $750 million and $1 billion;

(ii)	dispositions from the Company’s Real Estate portfolio of between $375 million and $550 million; and

(iii)	total general and administrative expenses of between $76 million and $79 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Bond Issuance

•
On September 19, 2019, the Company completed an underwritten public offering of €500 million aggregate principal amount of 1.350% Senior Unsecured Notes due April 15, 2028. Net proceeds from the offering were used primarily to reduce amounts outstanding under the Company’s unsecured revolving credit facility and to repay mortgage debt.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 3

“At-The-Market” (ATM) Programs

•	During the 2019 third quarter, the Company issued 1,502,572 shares of common stock under its ATM programs at a weighted-average price of $88.76 per share, for net proceeds of $131.4 million.

•
This activity brought issuances under the Company’s ATM programs during the first nine months of 2019 to 6,672,412 shares of common stock, at a weighted-average price of $79.70 per share, for net proceeds of $523.5 million.

Mortgage / Secured Debt Prepayment

•	During the 2019 third quarter, the Company prepaid mortgage debt totaling $379.5 million, with a weighted-average interest rate of approximately 4.6%.

•	This activity brought mortgage debt prepaid during the first nine months of 2019 to $872.8 million, with a weighted-average interest rate of approximately 4.9%.

REAL ESTATE

Investments

•
During the 2019 third quarter, the Company completed investments totaling $61.7 million, consisting of three acquisitions, bringing total investment volume for the nine months ended September 30, 2019 to $456.4 million.

•	Subsequent to quarter end, the Company completed two additional investments totaling $63.1 million, bringing total investment volume year to date to $519.5 million.

•	As of September 30, 2019, the Company had 11 capital investment projects outstanding for an expected total investment of approximately $281.8 million.

•
Subsequent to quarter end, the Company added two additional capital investment projects totaling $124.9 million, bringing total capital investment projects outstanding to $406.7 million, of which six projects totaling $114.4 million are currently expected to be completed during 2019.

Dispositions

•
During the 2019 third quarter, the Company disposed of four properties for gross proceeds of $14.1 million, bringing total disposition proceeds for the nine months ended September 30, 2019 to $36.0 million.

•	Subsequent to quarter end, the Company disposed of seven additional properties for gross proceeds of $59.7 million, bringing total dispositions year to date to $95.7 million.

Composition

•
As of September 30, 2019, the Company’s net lease portfolio consisted of 1,204 properties, comprising 137.5 million square feet leased to 324 tenants, with a weighted-average lease term of 10.3 years and an occupancy rate of 98.4%. In addition, the Company owned 19 self-storage and two hotel operating properties, totaling approximately 1.6 million square feet.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA:18 – Global (CPA:18), Carey Watermark Investors Incorporated (CWI 1), Carey Watermark Investors 2 Incorporated (CWI 2) and Carey European Student Housing Fund I, L.P. (CESH) (collectively, the Managed Programs). As of September 30, 2019, the Managed Programs had total assets under management of approximately $7.6 billion.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 4

Proposed Merger of CWI 1 and CWI 2 and Management Internalization

•
On October 22, 2019, CWI 1 and CWI 2 announced that they have entered into a definitive merger agreement under which the two companies intend to merge in an all-stock transaction with CWI 2 as the surviving entity. The transaction is expected to close in the first quarter of 2020, subject to the approval of stockholders of each of CWI 1 and CWI 2, among other conditions.

•	In connection with the merger, W. P. Carey has entered into an internalization agreement and transition services agreement with CWI 1 and CWI 2. Immediately following the closing of the merger:

(i)	the advisory agreements between a subsidiary of W. P. Carey and each of CWI 1 and CWI 2 and each of their respective operating partnerships will terminate;

(ii)
the operating partnerships of each of CWI 1 and CWI 2 will redeem the special general partnership interest that certain subsidiaries of W. P. Carey currently hold, for which W. P. Carey will receive approximately $97 million in consideration, comprised of $65 million in shares of CWI 2 preferred stock and 2,840,549 shares in CWI 2 common stock valued at approximately $32 million;

(iii)	CWI 2 will internalize the management services currently provided by a subsidiary of W. P. Carey; and

(iv)
W. P. Carey and its affiliates will provide certain transition services to CWI 2 at cost for, what is currently expected to be, a period of approximately 12 months from the closing of the proposed merger between CWI 1 and CWI 2.

•	Upon completion of the proposed merger, the Company expects the contribution from its Investment Management segment to be reduced to approximately 2% of total AFFO on an annualized basis.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2019 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 1, 2019.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, November 1, 2019 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 5

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $21 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,204 net lease properties covering approximately 138 million square feet. For over four decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox with regard to our future growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2018. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,439,301	$9,251,396
Net investments in direct financing leases	1,176,301	1,306,215
In-place lease intangible assets and other	2,111,601	2,009,628
Above-market rent intangible assets	911,940	925,797
Investments in real estate	13,639,143	13,493,036
Accumulated depreciation and amortization (b)	(1,914,233)	(1,564,182)
Assets held for sale, net (c)	104,013	—
Net investments in real estate	11,828,923	11,928,854
Equity investments in the Managed Programs and real estate (d)	315,641	329,248
Cash and cash equivalents	331,687	217,644
Due from affiliates	86,400	74,842
Other assets, net	590,124	711,507
Goodwill	930,864	920,944
Total assets	$14,083,639	$14,183,039

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,302,892	$3,554,470
Unsecured revolving credit facility	22,410	91,563
Non-recourse mortgages, net	1,771,887	2,732,658
Debt, net	6,097,189	6,378,691
Accounts payable, accrued expenses and other liabilities	470,540	403,896
Below-market rent and other intangible liabilities, net	207,655	225,128
Deferred income taxes	163,036	173,115
Dividends payable	180,797	172,154
Total liabilities	7,119,217	7,352,984

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 172,276,402 and 165,279,642 shares, respectively, issued and outstanding	172	165
Additional paid-in capital	8,712,441	8,187,335
Distributions in excess of accumulated earnings	(1,506,795)	(1,143,992)
Deferred compensation obligation	37,263	35,766
Accumulated other comprehensive loss	(284,975)	(254,996)
Total stockholders’ equity	6,958,106	6,824,278
Noncontrolling interests	6,316	5,777
Total equity	6,964,422	6,830,055
Total liabilities and equity	$14,083,639	$14,183,039
________

(a)	Includes $83.0 million and $470.7 million of amounts attributable to operating properties as of September 30, 2019 and December 31, 2018, respectively.

(b)
Includes $895.4 million and $734.8 million of accumulated depreciation on buildings and improvements as of September 30, 2019 and December 31, 2018, respectively, and $1,018.9 million and $829.4 million of accumulated amortization on lease intangibles as of September 30, 2019 and December 31, 2018, respectively.

(c)	At September 30, 2019, we had one hotel operating property classified as Assets held for sale, net.

(d)
Our equity investments in real estate joint ventures totaled $191.7 million and $221.7 million as of September 30, 2019 and December 31, 2018, respectively. Our equity investments in the Managed Programs totaled $124.0 million and $107.6 million as of September 30, 2019 and December 31, 2018, respectively.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Revenues
Real Estate:
Lease revenues	$278,839	$269,802	$173,067
Lease termination income and other	14,377	6,304	1,981
Operating property revenues	9,538	15,436	4,282
	302,754	291,542	179,330
Investment Management:
Asset management revenue	9,878	9,790	17,349
Reimbursable costs from affiliates	4,786	3,821	6,042
Structuring and other advisory revenue	587	58	6,663
	15,251	13,669	30,054
	318,005	305,211	209,384
Operating Expenses
Depreciation and amortization	109,517	113,632	67,825
Impairment charges	25,781	—	—
General and administrative	17,210	19,729	15,863
Reimbursable tenant costs	15,611	13,917	5,979
Property expenses, excluding reimbursable tenant costs	10,377	9,915	4,898
Operating property expenses	8,547	10,874	3,055
Reimbursable costs from affiliates	4,786	3,821	6,042
Stock-based compensation expense	4,747	4,936	2,475
Subadvisor fees (a)	1,763	1,650	3,127
Merger and other expenses (b)	70	696	1,673
	198,409	179,170	110,937
Other Income and Expenses
Interest expense	(58,626)	(59,719)	(41,740)
Other gains and (losses) (c)	(12,402)	(671)	8,875
Loss on change in control of interests (d)	(8,416)	—	—
Equity in earnings of equity method investments in the Managed Programs and real estate	5,769	3,951	18,363
Gain (loss) on sale of real estate, net	71	(362)	343
	(73,604)	(56,801)	(14,159)
Income before income taxes	45,992	69,240	84,288
Provision for income taxes	(4,157)	(3,119)	(2,715)
Net Income	41,835	66,121	81,573
Net income attributable to noncontrolling interests	(496)	(83)	(4,225)
Net Income Attributable to W. P. Carey	$41,339	$66,038	$77,348

Basic Earnings Per Share	$0.24	$0.39	$0.71
Diluted Earnings Per Share	$0.24	$0.38	$0.71
Weighted-Average Shares Outstanding
Basic	172,235,066	171,304,112	108,073,969
Diluted	172,486,506	171,490,625	108,283,666

Dividends Declared Per Share	$1.036	$1.034	$1.025

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2019	2018
Revenues
Real Estate:
Lease revenues	$811,580	$510,866
Operating property revenues	40,970	16,365
Lease termination income and other	23,951	3,603
	876,501	530,834
Investment Management:
Asset management revenue	29,400	51,602
Reimbursable costs from affiliates	12,475	16,883
Structuring and other advisory revenue	3,163	13,018
	45,038	81,503
	921,539	612,337
Operating Expenses
Depreciation and amortization	335,528	198,119
General and administrative	58,224	50,888
Reimbursable tenant costs	42,699	17,931
Property expenses, excluding reimbursable tenant costs	30,204	14,454
Operating property expenses	30,015	12,306
Impairment charges	25,781	4,790
Stock-based compensation expense	13,848	14,392
Reimbursable costs from affiliates	12,475	16,883
Subadvisor fees (a)	5,615	7,014
Merger and other expenses (b)	912	4,328
	555,301	341,105
Other Income and Expenses
Interest expense	(179,658)	(121,125)
Equity in earnings of equity method investments in the Managed Programs and real estate	15,211	46,246
Other gains and (losses)	(12,118)	16,698
Loss on change in control of interests (d)	(8,416)	—
Gain on sale of real estate, net	642	18,987
	(184,339)	(39,194)
Income before income taxes	181,899	232,038
Provision for income taxes	(5,147)	(2,975)
Net Income	176,752	229,063
Net income attributable to noncontrolling interests	(881)	(10,760)
Net Income Attributable to W. P. Carey	$175,871	$218,303

Basic Earnings Per Share	$1.03	$2.02
Diluted Earnings Per Share	$1.03	$2.01
Weighted-Average Shares Outstanding
Basic	170,276,085	108,063,826
Diluted	170,545,665	108,253,841

Dividends Declared Per Share	$3.102	$3.060
__________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements). Refer to the Managed Programs Fee Summary section in Exhibit 99.2 of the Current Report on Form 8-K filed on November 1, 2019 for further information.

(b)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)
Amount for the three months ended September 30, 2019 is primarily comprised of realized gains on foreign currency exchange derivatives of $4.9 million, loss on extinguishment of debt of $(10.6) million, interest earned from cash in bank and on loans to affiliates of $1.1 million and net losses on foreign currency transactions of $(7.6) million.

(d)
Amounts for the three and nine months ended September 30, 2019 represent a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net income attributable to W. P. Carey	$41,339	$66,038	$77,348
Adjustments:
Depreciation and amortization of real property	108,279	112,360	66,493
Impairment charges	25,781	—	—
Loss on change in control of interests (a)	8,416	—	—
(Gain) loss on sale of real estate, net	(71)	362	(343)
Proportionate share of adjustments to equity in net income of partially owned entities (b)	4,210	4,489	(651)
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(31)	(2,693)
Total adjustments	146,611	117,180	62,806
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	187,950	183,218	140,154
Adjustments:
Other (gains) and losses (e)	18,618	5,724	(5,148)
Above- and below-market rent intangible lease amortization, net	14,969	16,450	13,224
Straight-line and other rent adjustments	(6,370)	(7,975)	(3,431)
Stock-based compensation	4,747	4,936	2,475
Amortization of deferred financing costs	2,991	2,774	1,901
Tax (benefit) expense – deferred and other (f)	(1,039)	(933)	3,918
Other amortization and non-cash items	379	1,706	467
Merger and other expenses (g)	70	696	1,673
Proportionate share of adjustments to equity in net income of partially owned entities (b)	1,920	1,876	3,860
Proportionate share of adjustments for noncontrolling interests (c)	(12)	(7)	664
Total adjustments	36,273	25,247	19,603
AFFO Attributable to W. P. Carey (d)	$224,223	$208,465	$159,757

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$187,950	$183,218	$140,154
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.09	$1.07	$1.29
AFFO attributable to W. P. Carey (d)	$224,223	$208,465	$159,757
AFFO attributable to W. P. Carey per diluted share (d)	$1.30	$1.22	$1.48
Diluted weighted-average shares outstanding	172,486,506	171,490,625	108,283,666

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net income from Real Estate attributable to W. P. Carey	$33,556	$60,768	$51,009
Adjustments:
Depreciation and amortization of real property	108,279	112,360	66,493
Impairment charges	25,781	—	—
Loss on change in control of interests (a)	8,416	—	—
(Gain) loss on sale of real estate, net	(71)	362	(343)
Proportionate share of adjustments to equity in net income of partially owned entities (b)	4,210	4,489	(651)
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(31)	(2,693)
Total adjustments	146,611	117,180	62,806
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	180,167	177,948	113,815
Adjustments:
Other (gains) and losses (e)	18,956	5,888	(5,084)
Above- and below-market rent intangible lease amortization, net	14,969	16,450	13,224
Straight-line and other rent adjustments	(6,370)	(7,975)	(3,431)
Stock-based compensation	3,435	3,482	1,380
Amortization of deferred financing costs	2,991	2,774	1,901
Tax benefit – deferred and other	(1,414)	(853)	(3,556)
Other amortization and non-cash items	180	1,510	64
Merger and other expenses (g)	70	696	1,673
Proportionate share of adjustments to equity in net income of partially owned entities (b)	(113)	(89)	519
Proportionate share of adjustments for noncontrolling interests (c)	(12)	(7)	664
Total adjustments	32,692	21,876	7,354
AFFO Attributable to W. P. Carey – Real Estate (d)	$212,859	$199,824	$121,169

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$180,167	$177,948	$113,815
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.04	$1.04	$1.05
AFFO attributable to W. P. Carey – Real Estate (d)	$212,859	$199,824	$121,169
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.23	$1.17	$1.12
Diluted weighted-average shares outstanding	172,486,506	171,490,625	108,283,666

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2019	2018
Net income attributable to W. P. Carey	$175,871	$218,303
Adjustments:
Depreciation and amortization of real property	331,742	194,146
Impairment charges	25,781	4,790
Loss on change in control of interests (a)	8,416	—
Gain on sale of real estate, net	(642)	(18,987)
Proportionate share of adjustments to equity in net income of partially owned entities (b)	13,123	1,503
Proportionate share of adjustments for noncontrolling interests (c)	(65)	(8,204)
Total adjustments	378,355	173,248
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	554,226	391,551
Adjustments:
Above- and below-market rent intangible lease amortization, net	47,346	37,329
Other (gains) and losses (e)	29,272	(6,704)
Straight-line and other rent adjustments	(20,603)	(8,364)
Stock-based compensation	13,848	14,392
Amortization of deferred financing costs	8,489	3,612
Tax benefit – deferred and other (f)	(6,900)	(5,209)
Other amortization and non-cash items	2,652	453
Merger and other expenses (g)	912	4,328
Proportionate share of adjustments to equity in net income of partially owned entities (b)	5,257	9,247
Proportionate share of adjustments for noncontrolling interests (c)	(44)	91
Total adjustments	80,229	49,175
AFFO Attributable to W. P. Carey (d)	$634,455	$440,726

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$554,226	$391,551
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$3.25	$3.62
AFFO attributable to W. P. Carey (d)	$634,455	$440,726
AFFO attributable to W. P. Carey per diluted share (d)	$3.72	$4.07
Diluted weighted-average shares outstanding	170,545,665	108,253,841

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2019	2018
Net income from Real Estate attributable to W. P. Carey	$147,732	$155,625
Adjustments:
Depreciation and amortization of real property	331,742	194,146
Impairment charges	25,781	4,790
Loss on change in control of interests (a)	8,416	—
Gain on sale of real estate, net	(642)	(18,987)
Proportionate share of adjustments to equity in net income of partially owned entities (b)	13,123	1,503
Proportionate share of adjustments for noncontrolling interests (c)	(65)	(8,204)
Total adjustments	378,355	173,248
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	526,087	328,873
Adjustments:
Above- and below-market rent intangible lease amortization, net	47,346	37,329
Other (gains) and losses (e)	28,773	(6,758)
Straight-line and other rent adjustments	(20,603)	(8,364)
Stock-based compensation	9,717	7,676
Amortization of deferred financing costs	8,489	3,612
Other amortization and non-cash items	2,192	72
Tax benefit – deferred and other	(1,777)	(14,841)
Merger and other expenses (g)	912	4,328
Proportionate share of adjustments to equity in net income of partially owned entities (b)	(87)	547
Proportionate share of adjustments for noncontrolling interests (c)	(44)	91
Total adjustments	74,918	23,692
AFFO Attributable to W. P. Carey – Real Estate (d)	$601,005	$352,565

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$526,087	$328,873
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$3.08	$3.04
AFFO attributable to W. P. Carey – Real Estate (d)	$601,005	$352,565
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$3.52	$3.26
Diluted weighted-average shares outstanding	170,545,665	108,253,841
__________

(a)
Amounts for the three and nine months ended September 30, 2019 represent a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(c)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(d)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(e)
AFFO amount for the three months ended September 30, 2019 is primarily comprised of unrealized losses on derivatives of $(0.4) million, losses from foreign currency movements of $(7.6) million and loss on extinguishment of debt of $(10.6) million. Real Estate AFFO amount for the three months ended September 30, 2019 is primarily comprised of unrealized losses on derivatives of $(0.4) million, losses from foreign currency movements of $(7.5) million and loss on extinguishment of debt of $(10.6) million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(f)	Amount for the nine months ended September 30, 2019 includes a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

(g)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2019 Earnings Release 8-K – 14